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                                                              EXHIBIT 23.8


                        CONSENT OF INDEPENDENT AUDITOR


I consent to the reference to my firm under the caption "Experts" and to the use of our reports dated November 11, 1994 with respect to the financial statements of Carrier Paging Systems Inc. included in the Registration
Statement (Form S-3 No. 33-     ) and the related Prospectus of ProNet Inc.
dated ___________________.

I also consent to the incorporation by reference in the Registration
Statements:

        Form S-8       No. 33-18977        1987 Stock Option Plan

        Form S-8       No. 33-52606        1987 Stock Option Plan

        Form S-8       No. 33-80382        1994 Stock Option Plan

        Form S-8       No. 33-81220        Non-Employee Director
                                           Stock Option Plan

        Form S-8       No. 33-66193        1995 Long Term Incentive Plan

        Form S-3       No. 33-61279        2,000,000 Shares registered




                                           /s/ RAYMOND BELONSKY
                                           -----------------------------
                                               Raymond Belonsky


May 6, 1996
New York, New York